UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2010

Atrion Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-10763 (Commission File Number)	63-0821819 (IRS Employer Identification Number)

One Allentown Parkway, Allen, Texas (Address of principal executive offices)		75002 (Zip Code)

(972) 390-9800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 18, 2010, Atrion Corporation (the “Company”) held its 2010 annual meeting of stockholders.  At the annual meeting, there were 1,802,646 shares represented in person or by proxy, or 89.2% of the shares outstanding and entitled to vote as of the record date, which constituted a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1:  Election of Directors.

Roger F. Stebbing and John P. Stupp, Jr. were elected as directors to serve until the annual meeting of stockholders to be held in 2013.  The voting for each director was as follows:

	For	Withheld	Broker Non- votes
Roger F. Stebbing	1,316,059	32,409	454,178
John P. Stupp, Jr.	1,312,027	36,441	454,178

Item 2:  Approval of the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan (the “Amended 2006 Equity Plan”).

The Amended 2006 Equity Plan was approved with 1,287,665 votes in favor, 54,193 votes against, 6,610 abstentions and 454,178 broker non-votes.

Item 3:  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Accountant for 2010.

The appointment of Grant Thornton, LLP as the Company’s independent accountant for 2010 was ratified with 1,798,485 votes in favor, 827 votes against and 3,334 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	s/Emile A. Battat
Its:	Chairman and
Chief Executive Officer

Date:  May 18, 2010